UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Spire Inc.
On March 15, 2017, Spire Inc. (“Company”) completed the issuance and sale of $100 million in aggregate principal amount of its 3.93% Senior Notes due March 15, 2027 (“Notes”) pursuant to the First Supplement to Master Note Purchase Agreement, dated as of March 15, 2017 (“First Supplement”), among the Company and certain institutional purchasers (“Note Purchasers”). The First Supplement provided that the Company would issue and sell the Notes in a private placement exempt from registration under the Securities Act of 1933, as amended. The Notes bear interest at the rate of 3.93% per annum, payable semi-annually on the 15th day of March and September of each year. The Notes are senior unsecured obligations of the Company and rank equal in right to payment with all other senior unsecured indebtedness of the Company. The Company will use the proceeds from the sale of the Notes for general corporate purposes.
The First Supplement contains affirmative and negative covenants customary for such agreements, including, among other things, limitations on certain types of acquisitions, investments, liens and sales of property. It also contains a financial covenant limiting the Company’s consolidated debt to 70% of its consolidated capitalization. It also contains customary events of default, including, without limitation, payment defaults, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy and insolvency, cross defaults to other indebtedness of the Company in excess of $25 million, and the entry of certain judgments not appealed or satisfied.
Under the Master Note Purchase Agreement, the Company may at its option prepay at any time all, or from time to time any part of, the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then-outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus a “make-whole amount” determined for the prepayment date with respect to such principal amount. The make-whole amount is an amount equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the principal amount of Notes to be prepaid over the principal amount of such Notes, with the discounted value based on a discount factor equal to 0.50% over the yield to maturity of U.S. Treasury securities having a remaining average life comparable to the principal amount to be prepaid.
Laclede Gas Company
On March 20, 2017, Laclede Gas Company (“Laclede Gas”) entered into a Bond Purchase Agreement, dated March 20, 2017 (“Bond Purchase Agreement”), among Laclede Gas and certain institutional purchasers (“Bond Purchasers”) pursuant to which Laclede Gas will issue and sell to the Bond Purchasers in a private placement exempt from registration under the Securities act of 1933, as amended, (i) $50 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2032 (“2032 Bonds”), (ii) $70 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2047 (“2047 Bonds” and (iii) $50 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2057 (“2057 Bonds” and, together with the 2032 Bonds and 2047 Bonds, the “Bonds”). Laclede Gas will give the Bond Purchasers up to five (5) business days prior written notice of a closing date, which shall occur no later than September 15, 2017. Depending on the closing date, the 2032 Bonds will bear interest at a rate per annum between 3.58% and 3.68% per annum, the 2047 Bonds at a rate between 4.17% and 4.23% per annum and the 2057 Bonds at a rate between 4.32% and 4.38% per annum. The interest on the Bonds is payable semi-annually on the 15th day of March and September of each year. The Bonds are secured by a Mortgage and Deed of Trust, dated as of February 1, 1945 (as amended and supplemented heretofore, the “Mortgage”), under which UMB Bank & Trust, N.A. is the present Trustee. The Mortgage will be supplemented by a Thirty-Third Supplemental Indenture relating to the Bonds that will be dated on or about the date of issuance of the Bonds. The Bonds will rank equal in right to payment with all other first mortgage bonds issued under the Mortgage. Laclede Gas will use the proceeds from the sale of the Bonds to refinance existing indebtedness and for other general corporate purposes.

The Bond Purchase Agreement contains provisions similar to those in other supplemental indentures to the Mortgage, including, among other things, limitations on certain types of liens and the payment of dividends and other restricted payments. It also contains customary events of default, including, without limitation, payment defaults, covenant defaults and certain events of bankruptcy and insolvency. The Mortgage does not prevent Laclede Gas from consolidating with or merging into another corporation or from selling or leasing all or substantially all of its mortgaged property, provided that (i) such transaction preserves and does not impair the lien of the Mortgage; (ii) any lease is subject to immediate termination by Laclede Gas or the Trustee during a completed default or by a purchaser of the property so leased at a sale of such property under the Mortgage; and (iii) the payment of principal and interest on the Bonds and the performance and observance of all of Laclede Gas’s covenants and conditions under the Mortgage are assumed by the successor corporation.
The Thirty-Third Supplemental Indenture provides that Laclede Gas may at its option prepay at any time all, or from time to time any part of, the Bonds in an amount not less than 5% of the aggregate principal amount of the series of Bonds then-outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus a “make-whole amount” determined for the prepayment date with respect to such principal amount. The make-whole amount is an amount equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the principal amount of Bonds to be prepaid over the principal amount of such Bonds, with the discounted value based on a discount factor equal to 0.50% over the yield to maturity of U.S. Treasury securities having a remaining average life comparable to the principal amount to be prepaid. In addition, Laclede Gas may redeem the Bonds in whole at a redemption price equal to 100% of the principal amount of the Bonds beginning (i) June 15, 2032 for the 2032 Bonds, (ii) March 15, 2047 for the 2047 Bonds, (iii) March 15, 2057 for the 2057 Bonds and (iv) at any time if all or substantially all of its property subject to the Mortgage is taken by eminent domain or sold to a government body or its designee.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure required by this item is included in Item 1.01 above and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date: March 20, 2017	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer

Laclede Gas Company
Date: March 20, 2017	By:	/s/ Steven P. Rasche
Steven P. Rasche Chief Financial Officer